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                                                                EXHIBIT 3.14

                                    BYLAWS
                                      OF
                           BELLOWS GOLF GROUP, INC.



Section 1.  Identification.

     1.1    Name.  The name of the corporation is Bellows Golf Group, Inc.
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     1.2    Principal Office. The principal office of the corporation shall be
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5456 E. Kings Avenue, Scottsdale, Arizona 85254, and additional offices may be maintained at such other places within or without the State of Arizona as the Board of Directors may from time to time designate.

     1.3    Fiscal Year. The fiscal year of the corporation shall end
December 31.

Section 2.  Meetings of Shareholders.
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     2.1    Annual Meeting.  A meeting of the shareholders shall be held
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annually at such place as the Board of Directors shall designate, either within or without the State of Arizona, at 10:00 a.m. on the last Thursday of October of each year, for the purpose of electing directors and for the transaction of any other business which may properly come before it.

     2.2    Notice.  No notice of the annual meeting need be given. Unless
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properly waived, notice of any special meeting shall be mailed to the last known address of each shareholder as the same appears on the records of the corporation, at least ten (10) days and not more than fifty (50) days prior to such meeting, and shall state (in general) the purposes for which it is called. Notice to shareholders shall not be necessary for any adjourned annual or special meeting except the statement at such meeting in making adjournment.

     2.3    Presiding Officer.  The President, or in his absence, a chairman
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appointed by the shareholders present, shall call meetings of the shareholders to order, and shall act as chairman thereof.

     2.4    Quorum.  A majority of the voting stock issued and outstanding,
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represented by the holders thereof either in person or by proxy, appointed by an instrument in writing, subscribed by such shareholder, shall be a quorum at all meetings of shareholders.

     2.5    Adjournment.  If at any annual or special meeting of shareholders a
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quorum shall fail to attend in person or by proxy, a majority in interest of the shareholders attending in person or by proxy at the time of such meeting may, at the end of an hour, adjourn the meeting from time to time without further notice until a quorum shall attend, and thereupon any business may be transacted which might have been transacted at the meeting as originally called had the same been held.


     2.6    Special Meetings.  Special meetings of the shareholders for any
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purpose shall be held whenever called by the President, or by the vote of the majority of the Board of Directors, and shall be called whenever shareholders owning one-tenth of the capital stock issued and outstanding shall, in writing, make application therefor to the President, stating the object of such meeting. Notice thereof shall be given as provided in Section 2.2.

     2.7    Voting.  At all annual and special meetings of shareholders, every
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holder of voting shares of stock may appear and vote either in person or by proxy in writing, and shall


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have one vote for each share of voting stock so held and represented at such meeting, with the right to cumulate such votes for the election of directors. All proxies shall be filed with the Secretary of the Corporation prior to any meeting for which they are to be effective. Upon demand of any shareholders, voting upon any question at any meeting shall be by ballot.

     2.8 Order of Business and Rules of Procedure. The order of the business and
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the rules of procedure used at any meeting of the shareholders shall be as determined by the chairman.

     2.9 Closing of Transfer Books and Fixing Record Date. For the purpose of
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determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty (50) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of the shareholders, the books shall be closed for at least ten (10) days immediately preceding the meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date, in any case, to be not more than fifty (50) days nor less than ten (10) days prior to the date on which the particular action, requiring this determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for any such purpose, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring the dividend is adopted, as the case may be, shall be the record date for the determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, the determination shall apply to any adjournment thereof.

     2.10 Voting List. The Secretary of the corporation shall make from the
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stock transfer books a complete record of the shareholders entitled to vote at the meeting or any adjournment thereof, arranged in alphabetical order with the address of and the number of shares held by each. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof. Failure to comply with the requirements of this section shall not affect the validity of any action taken at the meeting.

     2.11 Action Without a Meeting. Any action required to be taken at a
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meeting of the shareholders of the corporation, or any action that may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. This consent shall have the same effect as a unanimous vote of shareholders and may be stated as such in any document.

Section 3.   Board of Directors.
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     3.1 Number. The business and affairs of the corporation shall be managed
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and controlled by a board of not less than two (2) nor more than ten (10)
directors, as voted upon from time to time by the shareholders, who need not be shareholders of the corporation or residents of this State.

     3.2 Terms. Each director shall serve for a term of one (1) year, or until
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his successor shall have been elected and duly qualified, unless properly removed from office. At a meeting of shareholders called expressly for that purpose, any director or the entire



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Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. Provided, however, that if less than the entire board is to be removed, no one of the directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors.

     3.3  Annual Meeting. On last Thursday of October of each year, immediately
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after the annual meeting of shareholders, the newly elected directors shall meet for the purpose of organization, and the election of officers, and the transaction of other business.

     3.4  Special Meeting. Special meetings of the Board may be held after
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proper notice has been given, unless properly waived. Unless otherwise specified in the notice thereof, any and all business may be transacted at a special meeting.

     3.5  Notice of Meetings. No notice of the annual meeting of the Board of
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Directors need be given. Unless properly waived, notice of any special meeting of the Board of Directors, stating the time and in general terms the purpose or purposes thereof, shall be given to all of the directors at least one (1) day prior to such meeting, to the last known address of each director as the same appear on the records of the corporation, by mail, telegram or by telephone.

     3.6  Place of Meeting. The directors shall hold their meetings, have an
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office and keep the books of the corporation at such place or places within or without the State of Arizona as the Board of Directors from time to time may determine. Unless otherwise determined, such place shall be at the principal office of the corporation, as stated in Section 1.2 hereof.

     3.7  Quorum. A majority of the Board of Directors shall constitute a quorum
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for the transaction of business. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the act of a greater number is required by statute, the Articles of Incorporation or the Bylaws.

     3.8  Chairman. At all meetings of the Board of Directors the President, or
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in his absence a chairman chosen by the directors present, shall preside.

     3.9  Committees. From time to time the Board may appoint committees for any
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purpose, who shall have such power as shall be specified in the resolution of appointment.

     3.10  Compensation. The directors of the corporation and all members of
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committees shall serve without salary, unless ordered by the directors; however, they shall be paid the necessary expenses incurred in the execution of their duties. Nothing herein shall preclude the paying by the corporation of a salary or other compensation to an officer or employee who is also a director.

     3.11  Vacancies. In case of any vacancy among the directors through death,
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resignation, disqualification, or other cause, the remaining directors, by affirmative vote of a majority thereof, may elect a successor to hold office for the unexpired portion of the term of the director whose place shall be vacant, and until election of and qualification of his successor.

     3.12  Action Without A Meeting. Any action that may be taken at a meeting
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of the directors or of a committee, may be taken without a meeting if a consent in writing, setting forth the action shall be signed by all of the directors or all of the members of the committee, as the case may be.

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SECTION 4.  OFFICERS.

     4.1  Executive. The executive officers of the corporation shall be a
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President, Vice President, Secretary and Treasurer, and other officers as may from time to time be appointed, each of whom shall hold his office during the pleasure of the Board of Directors. The President shall be a member and the Chairman of the Board of Directors.

     4.2  Tenure of Office. All officers shall be subject to removal at any
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time, with or without cause, by the affirmative vote of a majority of the Board of Directors.

     4.3  President. The President shall be the executive officer of the company
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and shall preside at all meetings of the shareholders and of the directors. He may, from time to time, call special meetings of the Board of Directors whenever he shall deem it proper to do so and shall do so when a majority of the Board of Directors shall request him in writing to do so. The President may sign and execute all authorized contracts, other instruments or obligations in the name of the company. The President may sign all authorized checks in the name of the company. Subject to the Board of Directors, he shall have general charge of the business and affairs of the company. The President shall do and perform such other duties and have such other powers as from time to time may be assigned to him by the Board of Directors.

     4.4  Vice President. The Vice President shall, in the event of the
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President's absence or inability to act, have all of the powers of the
President. He shall perform such other duties as the Board of Directors shall delegate to him.

     4.5  Secretary. The Secretary shall keep the minutes of all proceedings of
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the Board and the minutes of all meetings of shareholders. He shall attend to the giving and serving of all notices for the corporation when directed by the President. He may sign with the President, in the name of the corporation, all contracts authorized by the Board, and shall have authority to affix the seal of the corporation thereto. He shall have charge of all certificate books and such other books and papers as the Board may direct; he shall sign, with the President, certificates of stock. He shall, in general, perform all the duties incident to the office of Secretary, subject to the control of the Board.

     4.6  Treasurer. The Treasurer shall have the custody of all the funds and
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securities of the corporation which may come into his hands. He may endorse on behalf of the corporation for collection, checks, notes and other obligations, and shall deposit the same to the credit of the corporation in such bank or banks or depositories as the Board of Directors may designate. He may sign receipts and vouchers for payments made to the corporation. He may sign checks made by the corporation and pay out and dispose of the same under direction of the Board. He may sign, with the President, or such other person or persons as may be designated by the Board, all authorized promissory notes and bills of exchange of the corporation; whenever required by the Board he shall render a statement of his cash accounts. He shall enter regularly in books of the corporation, to be kept by him for that purpose, full and accurate accounts of all monies received and paid by him on account of the corporation. He shall perform all duties incident to the position of Treasurer subject to the control of the Board. The powers and duties of the Treasurer may be exercised and performed by any of the other officers, as the Board may direct.

     4.7  Miscellaneous. Assistant Secretaries and Assistant Treasurers may be
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selected by the Board of Directors at any meeting. They shall perform any and all duties of the Secretary and of the Treasurer in the absence or incapacity of either, and such other duties as the Board of Directors may require.

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     Any two or more offices can be held by the same person, except the offices of President and Secretary.

SECTION 5.  CAPITAL STOCK.

     5.1    Payment for Shares.  The consideration for the issuance of shares
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may be paid, in whole or in part, in money, on other property, tangible or intangible, or in labor or services actually performed for the corporation. When payment of the consideration for which shares are to be issued shall have been received by the corporation, such shares shall be deemed to be fully paid and nonassessable. Future services shall not constitute payment or part payment for the issuance of shares. In the absence of fraud in the transaction, the judgment of the Board of Directors as to the value of the consideration received for shares shall be conclusive. No certificate shall be issued for any share until the share is fully paid.

     5.2    Certificates Representing Shares.  Each holder of capital stock of
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the corporation shall be entitled to a certificate signed by the President and the Secretary of the corporation, and sealed with the corporate seal, certifying the number of shares owned by him in the corporation.

     5.3    Lost, Stolen or Destroyed Certificates.  The corporation shall issue
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a new stock certificate in place of any certificate theretofore issued where the holder of record of the certificate:

            (a) Makes proof in affidavit form that the certificate has been lost, destroyed or wrongfully taken;

            (b) Requests the issuance of a new certificate before the corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim;

            (c) Gives a bond in such form and with such surety as the corporation may direct, to indemnify the corporation against any claim that may be made on account of the alleged loss, destruction or theft of the certificate; and

            (d) Satisfies any other reasonable requirement imposed by the corporation.

     When a certificate has been lost, apparently destroyed, or wrongfully taken and the holder of record fails to notify the corporation within a reasonable time after he has notice of it, and the corporation registers a transfer of the shares represented by this certificate before receiving such notification, the holder of record is precluded from making any claim against the corporation for the transfer or for a new certificate.

     5.4    Purchase of Its Own Shares.  The corporation may purchase its own
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shares of stock from the holders thereof subject to the limitations imposed by the Articles of Incorporation with respect thereto.

     5.5    Dividends.  The Board, in its discretion, may from time to time
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declare dividends upon the capital stock from the surplus or net profits of the corporation when and in the manner it deems advisable, so long as no rule of law is thereby violated.



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Section 6.  Waiver of Notice.
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     Any shareholder, director or officer may waive any notice required to be given by these Bylaws, of any meeting otherwise prescribed hereunder. Any meeting at which all shareholders or directors are present or with respect to which notice is waived by any absent shareholder or director may be held at any time for any purpose and at any place and shall be deemed to have been validly called and held, and all acts performed and all business conducted at such meeting shall be valid in all respects.

Section 7.  Amendment and Repeal.
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     These Bylaws may be amended or repealed or new Bylaws may be adopted by the
Board of Directors in such instance as they deem advisable. No notice need be given of any action concerning these Bylaws previous to any such meeting, if the proposed amendment, repeal or adoption of new Bylaws is one of necessity arising at such meeting, and is in furtherance of the legitimate aims of the corporation. In all other situations, unless properly waived, notice of any meeting at which any action concerning the Bylaws is proposed shall be mailed to all directors at least ten (10) days prior to such meeting, and in the same manner prescribed for giving notice of special meetings of the Board of Directors. Such notice shall state in general terms the nature of any proposed action concerning the Bylaws.

     These Bylaws are adopted as of the 7th day of March, 1990.

                                                      /s/ James A. Bellows
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                                                        James A. Bellows

                                                     /s/ James A. Husband
                                               ---------------------------------
                                                        James A. Husband